UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2026, AXT-Tongmei, Inc., a Delaware corporation (“AXT-Tongmei”) and a subsidiary of AXT, Inc., a Delaware corporation (the “Registrant”, and collectively with AXT-Tongmei and the Registrant’s affiliates, “AXT”) entered into a Master Development and Supply Agreement (the “Agreement”) with Coherent Corp, a Pennsylvania Corporation (“Coherent”), effective as of June 25, 2026 (the “Effective Date”). The Agreement establishes the terms for the mass development and supply of certain agreed-upon specifications for 6-inch indium phosphide (“InP”) wafer substrates (the “Products”) from AXT to Coherent for an initial term of three (3) years from the Effective Date.

Under the Agreement, AXT has agreed to increase its manufacturing capacity of the Products at its Beijing, China facility in 2026 through 2028 and has committed to the delivery of an agreed upon Product capacity to Coherent (the “Capacity Commitment”) for a prepayment of US$22,288,500 (the “Prepayment”) from Coherent to AXT. AXT has also agreed to certain prices per wafer substrate and the application of the Prepayment for certain Product purchases under the terms of the Agreement until the full amount of the Prepayment has been allocated. The Prepayment is refundable to Coherent at its sole option if the Prepayment has not been fully applied upon the expiration or termination of the Agreement. However, if Coherent fails to meet its minimum order quantity requirement, the remaining unused portion of the Prepayment shall be nonrefundable and AXT has the right to terminate the Agreement. Subject to any mutually agreed changes, Coherent has the right to terminate the Agreement if AXT fails to meet the Capacity Commitment for more than six (6) successive calendar months, and is entitled to a refund of the unused Prepayment.

To the extent there is additional capacity beyond the committed quantity, AXT has agreed to offer such additional capacity at the same terms to Coherent.

The Agreement contains customary provisions regarding confidentiality, force majeure circumstances, indemnification and representations and warranties and is subject to standard confidentiality and nondisclosure terms.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

	By:	/s/ Gary L. Fischer
Date: July 2, 2026		Gary L. Fischer
Chief Financial Officer and Corporate Secretary